Exhibit 99.1

PRESS RELEASE
Fidelity National Financial, Inc. Reports Second Quarter 2009 EPS of $0.40
Jacksonville, Fla. — (July 27, 2009) — Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, mortgage services, specialty insurance, claims management services and information services, today reported operating results for the three-month and six-month periods ended June 30, 2009.

	Three Months Ended		Three Months Ended
	June 30, 2009		June 30, 2008
Total revenue	$1.57	billion	$1.17	billion
Net earnings attributable to common shareholders	$91.9	million	$6.9	million
Net earnings per diluted share attributable to common shareholders	$0.40		$0.03
Cash flow from operations	$154.8	million	$12.8	million

	Six Months Ended		Six Months Ended
	June 30, 2009		June 30, 2008
Total revenue	$2.93	billion	$2.29	billion
Net earnings attributable to common shareholders	$79.5	million	$34.2	million
Net earnings per diluted share attributable to common shareholders	$0.35		$0.16
Cash flow from (used in) operations	$283.2	million	$62.0	(million)
     The following are summary financial and operational results for the operating segments of FNF for the three-month and six-month periods ended June 30, 2009 and 2008:
     Fidelity National Title Group (“FNT”)

	Three Months Ended		Three Months Ended
	June 30, 2009		June 30, 2008
Total revenue	$1.45	billion	$1.04	billion
Pre-tax earnings	$133.3	million	$5.1	million
Pre-tax margin	9.2%		0.5%

	Six Months Ended		Six Months Ended
	June 30, 2009		June 30, 2008
Total revenue	$2.71	billion	$2.05	billion
Pre-tax earnings	$140.6	million	$58.2	million
Pre-tax margin	5.2%		2.8%

Month	Direct Orders Opened	Direct Orders Closed
April 2009	300,400	172,500
May 2009	243,200	171,300
June 2009	202,200	180,300

Second Quarter 2009	745,800	524,100

Month	Direct Orders Opened	Direct Orders Closed
April 2008	168,900	113,200
May 2008	156,900	99,800
June 2008	136,800	94,500

Second Quarter 2008	462,600	307,500

	Open	Closed	Commercial
	Commercial	Commercial	Revenue	Commercial
	Orders	Orders	(In thousands)	Fee Per File
2nd Quarter 2009	23,200	13,300	$52,200	$3,900
2nd Quarter 2008	16,000	9,300	$59,600	$6,400
– The preceding table only includes commercial activity from FNF’s commercial offices in the national commercial division and does not attempt to capture potential commercial activity in our local offices.
     Specialty Insurance

	Three Months Ended		Three Months Ended
	June 30, 2009		June 30, 2008
Total revenue	$98.1	million	$97.1	million
Pre-tax earnings	$14.5	million	$13.2	million
Pre-tax margin	14.7%		13.6%

	Six Months Ended		Six Months Ended
	June 30, 2009		June 30, 2008
Total revenue	$184.9	million	$185.6	million
Pre-tax earnings	$27.7	million	$22.6	million
Pre-tax margin	15.0%		12.2%
     “The second quarter was successful on a number of fronts,” said Chairman William P. Foley, II. “First, we achieved a significant increase in revenue and earnings in the title business as we began to close a meaningful number of the orders we opened in the first quarter and early second quarter, producing a 9.2% pre-tax margin for the full quarter. Additionally, we exceeded a 10% pre-tax title margin for the month of June.”
     “We effectively completed the integration of Lawyers and Commonwealth during the second quarter, generating an additional $32 million in cost synergies, in addition to the $231 million in cost synergies previously realized, for a total cost reduction of $263 million. These underwriters are now fully integrated into the FNF family and we look forward to their continued significant contribution to our market-leading title insurance business in the future.”
     “In April we were successful in issuing 18.2 million shares of our common stock for approximately $331 million in proceeds to further strengthen our balance sheet. The proceeds were primarily used to reduce the outstanding balance on our credit facility and to repurchase some of our existing public debt, resulting in a 22% debt to capital ratio at the end of the second quarter versus our credit facility limit of 35%.”
     “Overall, the title insurance market has improved considerably in the first half of 2009, albeit with some volatility, as the significant increase in open order volumes slowed down late in the second quarter as mortgage rates increased. Order counts in July have been consistent with the levels we experienced for most of the month of June and we believe we are in a position to continue to generate solid profitability in today’s market environment.”
     Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, mortgage services, specialty insurance, claims management services and information services.

FNF is the nation’s largest title insurance company through its title insurance underwriters — Fidelity National Title, Chicago Title, Commonwealth Land Title, Lawyers Title, Ticor Title, Security Union Title and Alamo Title — that collectively issue more title insurance policies than any other title company in the United States. FNF also provides flood insurance, personal lines insurance and home warranty insurance through its specialty insurance business. FNF also is a leading provider of outsourced claims management services to large corporate and public sector entities through its minority-owned subsidiary, Sedgwick CMS. FNF is also a leading information services company in the human resource, retail and transportation markets through another minority-owned subsidiary, Ceridian Corporation. More information about FNF can be found at www.fnf.com.
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the possibility that the acquisition of Commonwealth Land Title, Lawyers Title and United Capital Title will have unforeseen negative effects, including if those companies have undisclosed liabilities or if we are not successful in retaining key producers; changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on operating subsidiaries as a source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In thousands, except per share amounts and order information)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Direct title premiums	$409,069	$321,040	$742,657	$625,819
Agency title premiums	634,804	423,915	1,210,494	847,351

Total title premiums	1,043,873	744,955	1,953,151	1,473,170
Escrow, title-related and other fees	379,240	281,211	712,595	542,955

Total title and escrow	1,423,113	1,026,166	2,665,746	2,016,125

Specialty insurance	93,903	94,161	177,287	178,988
Interest and investment income	39,514	29,950	76,289	71,796
Realized gains and losses	13,182	17,791	7,873	26,268

Total revenue	1,569,712	1,168,068	2,927,195	2,293,177

Personnel costs	430,128	358,597	852,255	712,713
Other operating expenses	353,919	313,718	680,824	574,799
Agent commissions	504,155	328,800	965,673	656,809
Depreciation and amortization	36,606	33,844	73,021	67,514
Claim loss expense	102,083	100,427	197,694	187,932
Interest expense	11,630	16,207	26,396	34,830

Total expenses	1,438,521	1,151,593	2,795,863	2,234,597

Earnings from continuing operations before taxes	131,191	16,475	131,332	58,580
Income tax expense	34,053	2,243	34,042	16,499

Earnings from continuing operations before equity investments	97,138	14,232	97,290	42,081
Loss from equity investments	(4,602)	(6,349)	(16,732)	(4,668)

Net earnings from continuing operations	92,536	7,883	80,558	37,413
Discontinued operations, net of tax	—	(1,872)	(440)	(5,529)

Net earnings	92,536	6,011	80,118	31,884
Non-controlling interests	593	(914)	573	(2,286)

Net earnings attributable to common shareholders	$91,943	$6,925	$79,545	$34,170

Earnings per share:
Net earnings from continuing operations attributable to common shareholders — basic	$0.40	$0.03	$0.36	$0.16

Net earnings from continuing operations attributable to common shareholders — diluted	$0.40	$0.03	$0.35	$0.16

Weighted average shares — basic	228,056	210,814	220,661	210,962

Weighted average shares — diluted	232,078	213,107	225,006	213,318

Direct operations orders opened	745,800	462,600	1,492,200	1,024,800
Direct operations orders closed	524,100	307,500	952,700	615,300
Fee per file	$1,173	$1,484	$1,170	$1,466
Actual title claims paid	$76,999	$67,488	$133,231	$143,163

FIDELITY NATIONAL FINANCIAL, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

Three Months Ended			Specialty	Corporate
June 30, 2009	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$1,517,016	$1,400,909	$93,903	$22,204

Interest and investment income	39,514	37,214	3,198	(898)
Realized gains and losses	13,182	11,964	1,010	208

Total revenue	1,569,712	1,450,087	98,111	21,514

Personnel costs	430,128	407,569	11,605	10,954
Other operating expenses	353,919	303,913	41,707	8,299
Agent commissions	504,155	504,155	—	—
Depreciation and amortization	36,606	28,219	1,354	7,033
Claim loss expense	102,083	73,112	28,971	—
Interest expense	11,630	(139)	5	11,764

Total expenses	1,438,521	1,316,829	83,642	38,050

Pretax earnings from continuing operations	131,191	133,258	14,469	(16,536)

Pretax margin	8.4%	9.2%	14.7%	—

Open orders	745,800	745,800	—	—
Closed orders	524,100	524,100	—	—

Three Months Ended			Specialty	Corporate
June 30, 2008	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$1,120,327	$1,013,073	$94,161	$13,093

Interest and investment income	29,950	26,397	3,425	128
Realized gains and losses	17,791	(2,414)	(452)	20,657

Total revenue	1,168,068	1,037,056	97,134	33,878

Personnel costs	358,597	340,521	11,347	6,729
Other operating expenses	313,718	260,656	41,075	11,987
Agent commissions	328,800	328,800	—	—
Depreciation and amortization	33,844	30,058	1,508	2,278
Claim loss expense	100,427	70,605	29,822	—
Interest expense	16,207	1,345	155	14,707

Total expenses	1,151,593	1,031,985	83,907	35,701

Pretax earnings from continuing operations	16,475	5,071	13,227	(1,823)

Pretax margin	1.4%	0.5%	13.6%	—

Open orders	462,600	462,600	—	—
Closed orders	307,500	307,500	—	—

FIDELITY NATIONAL FINANCIAL, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

Six Months Ended			Specialty	Corporate
June 30, 2009	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$2,843,033	$2,627,676	$177,287	$38,070

Interest and investment income	76,289	70,947	6,352	(1,010)
Realized gains and losses	7,873	7,552	1,300	(979)

Total revenue	2,927,195	2,706,175	184,939	36,081

Personnel costs	852,255	811,954	23,517	16,784
Other operating expenses	680,824	588,673	74,680	17,471
Agent commissions	965,673	965,673	—	—
Depreciation and amortization	73,021	57,457	2,645	12,919
Claim loss expense	197,694	141,308	56,386	—
Interest expense	26,396	560	23	25,813

Total expenses	2,795,863	2,565,625	157,251	72,987

Pretax earnings from continuing operations	131,332	140,550	27,688	(36,906)

Pretax margin	4.5%	5.2%	15.0%	—

Open orders	1,492,200	1,492,200	—	—
Closed orders	952,700	952,700	—	—

Six Months Ended			Specialty	Corporate
June 30, 2008	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$2,195,113	$1,983,790	$178,988	$32,335

Interest and investment income	71,796	63,825	7,004	967
Realized gains and losses	26,268	39	(359)	26,588

Total revenue	2,293,177	2,047,654	185,633	59,890

Personnel costs	712,713	674,842	22,687	15,184
Other operating expenses	574,799	468,731	74,229	31,839
Agent commissions	656,809	656,809	—	—
Depreciation and amortization	67,514	60,147	3,018	4,349
Claim loss expense	187,932	125,218	62,714	—
Interest expense	34,830	3,755	339	30,736

Total expenses	2,234,597	1,989,502	162,987	82,108

Pretax earnings from continuing operations	58,580	58,152	22,646	(22,218)

Pretax margin	2.6%	2.8%	12.2%	—

Open orders	1,024,800	1,024,800	—	—
Closed orders	615,300	615,300	—	—

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In thousands, except per share amounts)

	June 30,	December 31,
	2009	2008
	(Unaudited)
Cash and investment portfolio	$4,865,972	$4,691,790
Goodwill	1,569,641	1,581,658
Title plant	430,510	431,591
Total assets	8,334,181	8,368,240
Notes payable	1,088,115	1,350,849
Reserve for claim losses	2,736,999	2,738,625
Secured trust deposits	473,245	474,073
Total stockholders’ equity	3,133,190	2,856,772
Book value per share	$13.56	$13.29
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